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                                                                    EXHIBIT 11

                           DUPONT PHOTOMASKS, INC.
                        EARNINGS PER SHARE COMPUTATION
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                              Quarter Ended June 30,1997
                                              --------------------------
                                               Primary      Fully Diluted
                                               -------      -------------
Weighted average shares outstanding            15,100,521     15,100,521
Dilutive effect of stock performance plans        496,543        517,164
                                              -----------    -----------
                                               15,597,064     15,617,685
                                              -----------    -----------
                                              -----------    -----------
Net income                                    $     8,592    $     8,592
                                              -----------    -----------
                                              -----------    -----------
Earnings per share                            $      0.55    $      0.55
                                              -----------    -----------
                                              -----------    -----------

                                                Year Ended June 30, 1997
                                                ------------------------
                                                Primary     Fully Diluted
                                                -------     -------------

Weighted average shares outstanding            15,100,521      15,100,521
Dilutive effect of stock performance plans        419,718         462,001
                                              -----------     -----------
                                               15,520,239      15,562,522
                                              -----------     -----------
                                              -----------     -----------
Income before extraordinary item              $    36,762     $    36,762
Extraordinary item                                (22,242)        (22,242)
                                              -----------     -----------
Net income                                    $    59,004     $    59,004
                                              -----------     -----------
                                              -----------     -----------
Earnings per share before extraordinary item  $      2.37     $      2.36
Extraordinary item                                  (1.43)          (1.43)
                                              -----------     -----------
Earnings per share                            $      3.80     $      3.79
                                              -----------     -----------
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